UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2015

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

300 Boston Scientific Way, Marlborough, Massachusetts	01752-1234
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (508) 683-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                     Entry into a Material Definitive Agreement.

On March 2, 2015, Boston Scientific Corporation announced the execution of a definitive purchase agreement with wholly owned subsidiaries of Endo International plc under which Boston Scientific will acquire the American Medical Systems urology portfolio, which includes the Men’s Health and Prostate Health businesses.  The purchase price is $1.6 billion, payable in cash at closing.  In addition, $50 million may be payable in 2017 depending on the performance of the acquired business during calendar year 2016.  The purchase price payable at the closing is subject to customary net working capital and net indebtedness adjustments.  The transaction is expected to close before the end of the third quarter of 2015, subject to receipt of applicable regulatory clearances and satisfaction of other customary conditions.  Boston Scientific intends to finance the acquisition through a combination of existing and newly committed credit facilities.

The purchase agreement contemplates that subsidiaries of Boston Scientific and Endo International will each receive transitional services from the other for up to three years following the closing of the transaction and will each supply products to the other for a period of two years following the closing, in each case on customary terms and conditions for similar arrangements.  In addition, each of the parties will grant to the other perpetual, royalty-free licenses to certain intellectual property as part of the separation of the women’s pelvic health business being retained by Endo International from the businesses being acquired by Boston Scientific.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words. These forward-looking statements are based on the Company’s beliefs, assumptions and estimates using information available to it at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding the anticipated closing of the acquisition, expected synergies, expected earnings per share and the conduct of the related transition.  The forward-looking statements contained in this report are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in its expectations or in events, conditions or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

Item 8.01                                     Other Events.

On March 2, 2015, Boston Scientific Corporation issued a press release announcing the execution of the definitive purchase agreement with wholly owned subsidiaries of Endo International plc under which Boston Scientific will acquire the American Medical Systems urology portfolio, which includes the Men’s Health and Prostate Health businesses.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                                     Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Boston Scientific Corporation dated March 2, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 2, 2015	BOSTON SCIENTIFIC CORPORATION

	By:	/s/ Vance R. Brown
Vance R. Brown
Vice President and Chief Corporate Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Boston Scientific Corporation dated March 2, 2015